Exhibit F, Schedule 9(a)

LG&E Energy Corp. Investments in EWGs and FUCOs : Item 9, Part I(a)
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                                                                 Description of Electric
                                                                 Generation, Transmission
                                                                and Distribution Facilities
                                     Business                     and Gas Distribution             Owner(s)/
 Name        Location                Address                            Facilties                Investors(s)
 of Company
 ----------  --------                -------                   ---------------------------       ------------

Centro       Cordoba, Argentina      Hipolito Yrigoyen 475     Natural gas distribution          LG&E Power Argentina II,
                                                               company serving approximately     L.L.C (45.9%)
                                     Cordoba, Argentina.       .4 million customers.             Societa Italiana per IL
                                                                                                 Gas per Azioni (44.1%)
                                                                                                 Miscellaneous Investors (10%)
Cuyana       Cordoba, Argentina      Hipolito Yrigoyen 475     Natural gas distribution          LG&E Power Argentina III,
                                                               company serving approximately     L.L.C (14.4%)
                                     Cordoba, Argentina.       .4 million customers.             Societa Italiana per IL
                                                                                                 Gas per Azioni (45.6%)
                                                                                                 Miscellaneous Investors (40%)
Gas Ban      Buenos Aires, Argentina Isabel La Catolica 939    Natural gas distribution          LG&E Power Argentina III (19.6%)
                                                               company serving approximately     Gas Natural Internacional SDG,
                                     Buenos Aires, Argentina   1.2 million customers.            S.A (50.4%)
                                                                                                 Miscellaneous Investors (30%)
Tarifa       Tarifa, Spain           Carretera N-340           30MW wind generation              LG&E Power Spain (45.9%)
                                     Km 90.700                 facility near the                 Ineuropa (Acciona, S.A.) (23.4%)
                                     Tarifa CADIZ 11380        Straits of Gibraltar.             Torreal, S.A. (23.4%)
                                                                                                 Nuienerg (7.3%)
ROVA         Roanoke Rapids, NC      Highway 158 & Railroad St 209 MW cogeneration facilities.   LG&E Roanoke Valley LP (50%)
                                     PO Box 351                                                  Westmorelnd Roanoke Valley LP (50%)
                                     Roanoke Rapids, NC 27890
Windpower
Partners     North Palm Springs, CA  220 West Main Street,Fl10 Renewable electricity generation. LG&E Power 21, Inc. (.5%)
1993         Tyler, MN               Louisville, KY  40243                                       CG Wind Company, LLC (.5%)
                                                                                                 LG&E Power 21, LP (49.5%)
                                                                                                 Banc of America Commercial Finance
                                                                                                 Corp (24.7423%)
                                                                                                 Allstate Insurance Company
                                                                                                 (16.5051%)
                                                                                                 Allstate Life Insurance Company
                                                                                                 (8.2526%)
Windpower
Partners     Salt Flat, TX           220 West Main Street,     Renewable electricity generation. LG&E Power 31, Inc. (.33%)
1994                                 Floor 10                                                    Quixx WPP94, Inc. (.33%)
                                     Louisville, KY  40243
                                                                                                 LQ GP, LLC (.34%)
                                                                                                 LG&E Power 31, LP (24.67%)
                                                                                                 Quixx Corporation (24.67%)
                                                                                                 Credit Suisse Leasing 92A, LP
                                                                                                 (25.00%)
                                                                                                 LQC LP, LLC (24.66%)

WKE          Henderson, KY, USA      145 North Main Street     WKE is in the business of
             Henderson, KY  42419                              operating the generating assets   LG&E Energy Capital Corp. (100%)
                                                               of Big Rivers and two units owned
                                                               by the City of Henderson.
                                                               Total gross output of the
                                                               plants is 1,771 MW.

EEI          Joppa, Illinois, USA    PO Box 165                EEI provides electric energy      Kentucky Utilities (20%)
                                     Joppa, Illinois 62953     to a uranium enrichment plant     Union Electric Company (40%)
                                                               located near Paducah, Kentucky    Cental Illinois Public Service
                                                               by the United States              Company (20%)
                                                               Enrichment Corporation.           Illinois Power Company (20%)
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